UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2023

Dune Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39819	85-1617911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Rosemary Avenue, Suite 204 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(917) 742-1904

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DUNEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DUNE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DUNEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on May 15, 2023, Dune Acquisition Corporation, a Delaware corporation (“Dune”), entered into a Unit Purchase Agreement, dated May 14, 2023 (as amended on August 22, 2023 and on November 24, 2023, the “Purchase Agreement”), with Global Gas Holdings LLC, a direct, wholly owned subsidiary of Dune, Global Hydrogen Energy LLC (“Global Hydrogen”), William Bennett Nance, Jr., Sergio Martinez and Barbara Guay Martinez, pursuant to which Dune and Global Hydrogen agreed to enter into a business combination transaction (the “Business Combination”), which is described in greater detail in Dune’s definitive proxy statement (the “Proxy Statement”) that was filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2023, as supplemented by the additional definitive proxy soliciting materials filed on November 27, 2023, November 29, 2023, November 30, 2023 and December 1, 2023.

Upon consummation of the Business Combination, Dune will change its name to Global Gas Corporation.

Forward Purchase Agreement

In connection with the Business Combination, on December 1, 2023, Dune and Global Hydrogen entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), (ii) Meteora Capital Partners, LP (“MCP”) and (iii) Meteora Select Trading Opportunities Master, LP (“MSTO” and, collectively with MSC and MCP, the “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, Dune is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Global Gas Corporation is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 950,000 shares minus the Share Consideration Shares (as defined below) (the “Maximum Number of Shares”) of Class A common stock, par value $0.0001 per share, of Dune (“Dune Class A Common Stock”) substantially concurrently with the closing of the Business Combination, less the number of shares of Dune Class A Common Stock purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”) prior to the closing of the Business Combination. Seller shall not be required to purchase an amount of Dune Class A Common Stock such that following such purchase, the Seller’s ownership would exceed 9.9% of the total Dune Class A Common Stock outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares of Dune Class A Common Stock as described under “Optional Early Termination” in the Forward Purchase Agreement. Seller intends to purchase Dune Class A Common Stock pursuant to its FPA Funding Amount PIPE Subscription Agreement (as defined below) and from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share (the “Initial Price”) as defined in Section 9.2(a) of Dune’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), less (iii) an amount in US dollars equal to 0.5% of the product of the Recycled Shares and the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”).

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s trust account maintained by Continental Stock Transfer & Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the date of the Business Combination closing (the “Closing Date”) and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to a Seller is to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

In addition to the Prepayment Amount, the Counterparty will pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 80,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price. The Shares purchased with the Share Consideration (the “Share Consideration Shares”) will be incremental to the Maximum Number of Shares, will not be included in the Number of Shares in the Transaction and will be subject to a three-month holding period.

The reset price (the “Reset Price”) will be $10.00; provided, however, that the Reset Price will be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Dune Class A Common Stock or securities convertible or exchangeable into Dune Class A Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date (subject to certain customary exceptions).

From time to time and on any date following the Trade Date (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth business day following the OET Date and (b) no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)); provided that “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice and does not include any other Share sales, Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale proceeds), any Share Consideration sales or any other Shares, whether or not sold, which shares will not be included in any OET Notice when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date, except that no such amount will be due to Counterparty upon any Shortfall Sale. The payment date may be changed within a quarter at the mutual agreement of the parties.

From time to time and on any date following the Trade Date (any such date, a “Shortfall Sale Date”) Seller may, in its absolute discretion, at any sales price, sell Shortfall Sale Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the fifth business day following the Shortfall Sale Date and (b) the first Payment Date after the Shortfall Sale Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale proceeds. Seller shall not have any Early Termination Obligation in connection with any Shortfall Sales. The Counterparty covenants and agrees for a period of at least sixty (60) business days (commencing on the Prepayment Date or if an earlier Registration Request is submitted by Seller on the Registration Statement Effective Date) not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, until the Shortfall Sales equal the Prepayment Shortfall; provided, however, that the Forward Purchase Agreement does not prohibit the issuance of any securities issued, assumed or issuable in connection with the Business Combination.

Unless and until the proceeds from Shortfall Sales equal 100% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Counterparty, as liquidated damages in respect of such Shortfall Variance, at its option shall within five (5) business days either:

(A)	pay in cash an amount equal to the Shortfall Variance; or

(B)	issue and deliver to Seller such number of additional Shares that are equal to (1) the Shortfall Variance, divided by (2) 90% of the VWAP Price (the “Shortfall Variance Shares”).

The Forward Purchase Agreement matures on, and the “Valuation Date” will be, the earliest to occur of (a) three (3) years after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective).

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the Valuation Period commencing on the Valuation Date, a Seller shall pay the Counterparty a cash amount equal to either: (1) in the event that the Valuation Date is determined by clause (c) of the Valuation Date definition, a cash amount equal to (A) the Number of Shares as of the Valuation Date, multiplied by (B) the closing price per share of the Dune Class A Common Stock on the business day immediately preceding the Valuation Date, or (2) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period. The Settlement Amount Adjustment is equal to (1) the Maximum Number of Shares as of the Valuation Date multiplied by (2) $1.50 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Seller in Dune Class A Common Stock or, at the Counterparty’s election, in cash.

Seller has agreed to waive any redemption rights under Dune’s Charter with respect to any Dune Class A Common Stock purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination. Such waiver may reduce the number of Dune Class A Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended. Seller cannot tender any shares in any public tender offer for a period of eight months after the Closing Date.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

FPA Funding Amount PIPE Subscription Agreement

On December 1, 2023, Dune entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with the Seller.

Pursuant to the FPA Funding Amount PIPE Subscription Agreement, the Seller party thereto agreed to subscribe for and purchase, and Dune agreed to issue and sell to the Seller, on the Closing Date, an aggregate number of shares of Dune Class A Common Stock equal to the Maximum Number of Shares less the Recycled Shares in connection with the Forward Purchase Agreement (subject to the 9.9% ownership limitation described above).

The foregoing summary of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference to the text of the FPA Funding Amount PIPE Subscription Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth above in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein. The shares of Dune Class A Common Stock that may be issued pursuant to the FPA Funding Amount PIPE Subscription Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

Trust Value Disclosure

As described in the Proxy Statement, Dune provided holders of Dune Class A Common Stock with the opportunity to have all or a portion of their shares of Dune Class A Common Stock redeemed for cash upon the closing of the Business Combination. As of December 1, 2023, based upon the cash balance of approximately $11,956,248.45 in the Trust Account, Dune estimates that the per share redemption price, assuming withdrawals from the Trust Account to pay franchise and income taxes owed by Dune, will be approximately $10.03.

Additional Information and Where to Find It

Dune urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents that have been or will be filed by Dune with the SEC, because these documents will contain important information about Dune and the Business Combination. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to Dune’s proxy solicitor, Morrow Sodali LLC, at 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, DUNE.info@investor.morrowsodali.com.

Participants in Solicitation

Dune and its directors and executive officers may be deemed participants in the solicitation of proxies from Dune’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Dune is contained in Dune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 10, 2023, as amended by Amendment No. 1 to Dune’s Annual Report on Form 10-K/A, which was filed with the SEC on July 17, 2023, each of which is available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of Dune’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants is contained in the Proxy Statement and other documents filed in connection with the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

Global Hydrogen and its managers and executive officers may also be deemed to be participants in the solicitation of proxies from Dune’s stockholders with respect to the proposed Business Combination. A list of the names of such managers and executive officers and information regarding their interests in the proposed Business Combination are contained in the Proxy Statement and other documents filed in connection with the proposed Business Combination.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “shall,” “seek,” “result,” “become,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean a statement is not forward looking. Indications of, and guidance or outlook on, future earnings, dividends or financial position or performance are also forward-looking statements. These forward-looking statements include, but are not limited to: (1) references with respect to the anticipated benefits of the proposed Business Combination and inferences of anticipated closing timing; (2) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (3) current and future potential commercial and customer relationships; and (4) anticipated demand for the combined company’s product and service offerings. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of Dune’s and Global Hydrogen’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Most of these factors are outside Dune’s and Global Hydrogen’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (ii) the outcome of any legal proceedings that may be instituted against Dune and Global Hydrogen following the announcement of the Purchase Agreement and the transactions contemplated thereby; (iii) the inability of the parties to timely or successfully complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Dune, redemptions by Dune’s stockholders, certain regulatory approvals or the satisfaction of other conditions to closing in the Purchase Agreement; (iv) risks relating to the uncertainty of the projected financial information with respect to Global Hydrogen; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (vi) the impact of the COVID-19 pandemic on Global Hydrogen’s business and/or the ability of the parties to complete the proposed Business Combination; (vii) the inability to maintain the listing of Dune’s shares on The Nasdaq Capital Market following the proposed Business Combination; (viii) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (ix) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Global Hydrogen to grow and manage growth profitably, sell and expand its product and service offerings, implement its growth strategy and retain its key employees; (x) risks relating to Global Hydrogen’s operations and business, including the combined company’s ability to raise financing, hire employees, secure supplier, customer and other commercial contracts, obtain licenses and information technology and protect itself against cybersecurity risks; (xi) intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate; (xii) litigation and the ability to adequately protect the combined company’s intellectual property rights; (xiii) costs related to the proposed Business Combination; (xiv) changes in applicable laws or regulations; (xv) the inability to complete any PIPE investment or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; and (xvi) the possibility that Global Hydrogen or Dune may be adversely affected by other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive, and there may be additional risks that neither Dune nor Global Hydrogen presently know or that Dune and Global Hydrogen currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Additional information concerning certain of these and other risk factors is contained in Dune’s most recent filings with the SEC, including the Proxy Statement, Dune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 10, 2023, as amended by Amendment No. 1 to Dune’s Annual Report on Form 10-K/A, which was filed with the SEC on July 17, 2023, and in those other documents that Dune has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained herein. In addition, forward-looking statements reflect Dune’s and Global Hydrogen’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Dune and Global Hydrogen anticipate that subsequent events and developments will cause Dune’s and Global Hydrogen’s assessments to change. All subsequent written and oral forward-looking statements concerning Dune and Global Hydrogen, the transactions related to the proposed Business Combination or other matters attributable to Dune, Global Hydrogen or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. While Dune and Global Hydrogen may elect to update these forward-looking statements at some point in the future, each of Dune and Global Hydrogen expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Dune’s and Global Hydrogen’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Forward Purchase Agreement, dated December 1, 2023, by and among Dune Acquisition Corporation, Global Hydrogen Energy LLC, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC.
10.2	FPA Funding Amount PIPE Subscription Agreement, dated December 1, 2023, by and among Dune Acquisition Corporation, Meteora Select Trading Opportunities Master, LP, Meteora Capital Partners, LP and Meteora Strategic Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023	DUNE ACQUISITION CORPORATION

	By:	/s/ Michael Castaldy
	Name:	Michael Castaldy
	Title:	Chief Financial Officer